Exhibit 32

                                  CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Technest Holdings, Inc. (the "Company") does hereby certify, to such officer's knowledge, that:


     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





Date:  December 20, 2004                        By: /s/ MARK ALLEN
                                                        --------------------
                                                        Mark Allen, Director



A signed original of this written statement required by Section 906 or other document authentications, acknowledgeing, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Technest Holdings, Inc and will be retained by Technest Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.